EXHIBIT 99.1

WEBB INTERACTIVE SERVICES, INC. REPORTS FIRST QUARTER

RESULTS FOR FISCAL 2004

DENVER, CO – (Business Wire) – April 29, 2004 – Webb Interactive Services, Inc. (OTCBB:WEBB), a developer and marketer of real-time communications software and instant messaging (IM) solutions through its 43%-owned subsidiary, Jabber, Inc., today announced financial results for both Webb and Jabber for the first quarter period, ended March 31, 2004.

On March 19, 2003, Webb’s interest in Jabber was reduced as a result of a $7.2 million strategic financing transaction with Intel Capital, Intel’s strategic investing arm, and France Telecom Technology Investissements, the technology investment vehicle of France Telecom. Consequently, Webb’s ownership stake in Jabber is now reflected as a minority interest of 43%. As such, Webb has ceased consolidating Jabber’s results of operations and financial position with its own, and now reports its investment in Jabber using the equity method of accounting. Jabber’s results of operations and its financial position are reported separately.

For the three months ended March 31, 2004, Webb’s net loss was $379,098, or $0.01 loss per share, compared with a net loss of $1,101,088, or $0.05 loss per share, reported for the same three month period in 2003.

Highlights from Jabber’s fiscal performance for the three months ended March 31, 2004 compared to three months ended March 31, 2003 were:

•	Net revenues increased 38% to $1,612,951 for the 2004 period compared to net revenues of $1,167,017;

•	Loss from operations decreased 40% to $409,095 for the 2004 period compared to loss from operations of $683,663 in the prior year;

•	For the 2004 three month period, net losses were $410,137 compared to net losses of $2,294,302 reported for the 2003 period, which included a $1.6 million non-cash charge booked in connection with the March 2003 financing transaction with Webb, France Telecom and Intel Capital.

“During the first quarter, the Jabber, Inc. management team worked to improve Jabber’s sales, marketing and lead-generation capabilities in order to expand its new business prospects and is now hoping to close numerous commercial and government opportunities in the pipeline this year that reinforce Jabber, Inc.’s pledge to build market leadership in the field of extensible IM and presence management applications,” stated Bill Cullen, CEO of Webb.

“As an example, Jabber, Inc.’s recently announced customer win of EBS, the world’s largest foreign exchange brokering service, involved Jabber, Inc. addressing very complex and detailed system requirements for a proprietary client server environment demanding zero downtime. Jabber, Inc.’s system, based on Jabber’s XMP platform, permits EBS traders to execute over 70 percent of the global volume in foreign exchange, with $100 billion daily in transactions. This is a true testament of the power, scalability and extensibility of Jabber, Inc.’s solution and fully demonstrates Jabber’s Inc.’s platform strategy at work. Customer validation like EBS confirm Jabber, Inc.’s extensibility claims and tangibly demonstrate the value of presence beyond basic chat. It is an exciting time for Jabber, Inc. and Webb is pleased to be supporting and benefiting from its success,” added Cullen.

FINANCIAL SUMMARY (Unaudited)

	For The Three Months Ended March 31,
Webb Interactive Services, Inc.	2004	2003
Loss from operations	$(204,723)	$(1,213,539)
Net loss	$(379,098)	$(1,101,088)
Net loss per share, basic and diluted	$(0.01)	$(0.05)
Weighted average shares outstanding	25,371,591	22,108,167

Jabber, Inc.
Net revenues	$1,612,951	$1,167,017
Loss from operations	$(409,095)	$(683,663)
Net loss	$(410,137)	$(2,294,302)

The results of Jabber, Inc. are consolidated with those of Webb for the period ended March 19, 2003, for the 2003 period.

The Company will host a teleconference this morning beginning at 11:00 A.M. Eastern, and invites all interested parties to join management in a discussion regarding the Company’s financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-240-8926 or via the Internet at www.webb.net. For those unable to participate at that time, a replay of the webcast will be available for 90 days on www.webb.net.

About Jabber, Inc.

Jabber, Inc. is the developer of Jabber XCP, an XMPP-based commercial software platform for building enterprise- and carrier-grade presence-enabled services and instant messaging systems. Jabber XCP is in use by more than four million licensed users, representing hundreds of organizations worldwide. Jabber, Inc., a Network Computing Magazine “2004 Company to Watch”, counts France Telecom, Hewlett-Packard, EDS, BellSouth, Lehman Brothers, Sony Corporation, CapWIN, Netsize, AT&T, and Juniper Networks amongst its customers. Jabber, Inc.’s investors include France Telecom (NYSE:FTE - News), Intel Capital, Intel’s strategic investing arm, and Webb Interactive Services, Inc. (OTCBB:WEBB - News). Please see www.jabber.com for more information.

XMPP is a real-time communications protocol, which allows people, devices and applications to instantly communicate and exchange streaming XML data, based upon dynamic presence and availability information. The Jabber Software Foundation (JSF) estimates that there are ten million worldwide users of XMPP with more than 260,000 XMPP-based presence servers downloaded globally. The JSF also notes that its growing user base exceeds that of ICQ’s by several million.

About Webb Interactive Services, Inc.

Webb Interactive Services, located in Denver, Colorado is an investor in Jabber, Inc., a developer of the world’s most widely used open platform for extensible Instant Messaging and presence management applications. Founded by and initially financed by Webb, Jabber’s investors also include France Telecom Technology Investissements and Intel Capital. For more information on the Company, please visit http://www.webb.net.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements relating to the business outlook for Webb Interactive Services, Inc. for the year 2004: trends in industry conditions, revenues, expenses and earnings, actions to be taken with the objective of improving business efficiency, and improved sales and marketing productivity, among other factors affecting growth in sales and revenue. Statements regarding market conditions and Webb’s business outlook are based largely on our current opportunities and are subject to business risks related to the speed with which the market for our services develops and our ability to further expand the sales of existing products as well as to up-sell our existing customers. Due to our limited operating history, we have a limited ability to use our past performance as an indicator of future events.

Sales and earnings trends are also affected by many other factors including, but not limited to, general economic conditions, the availability of external financing and our pricing and technology strategies. In light of these risks, there can be no assurance that the forward-looking statements contained in this press release will be realized. The statements made in this press release represent Webb’s views as of the date of this press release, and it should not be assumed that the statements made will remain the same at some future date. Webb does not intend to update these statements and has no duty to any person to effect any such update under any circumstances.

For a further discussion of risks associated with Webb’s business, please see the discussion under the caption “Risk Factors” contained in the company’s Annual Report on Form 10-KSB for the year-ended December 31, 2003, which is on file with the Securities and Exchange Commission, the Company’s Form 10-QSB which will be filed on or around May 14, 2004, and the other reports that have been filed by Webb with the Securities and Exchange Commission and may be accessed through the Company’s website at www.webb.net.

FOR MORE INFORMATION, PLEASE CONTACT

ELITE FINANCIAL COMMUNICATIONS GROUP

Stephanie Noiseux, Vice President of Client Relations

407-585-1080 or via email at steph@efcg.net